UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
     On March 3, 2004, the Registrant announced that pursuant to the terms of its previously announced offer to purchase and consent solicitation for any and all of its $390.0 million outstanding principal amount of its 8 3/4% Senior Subordinated Notes due 2009, it has received valid tenders and consents representing greater than a majority in principal amount of the Notes outstanding as of the expiration of the consent deadline at 5:00 p.m., New York City time, on March 2, 2004. Accordingly, the supplemental indenture relating to the Notes will be promptly executed by Isle of Capri Casinos, Inc. and the trustee under the indenture. A copy of the press release of the Registrant is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC. a Delaware corporation
Date: March 3, 2004	By:	/s/ REXFORD YEISLEY
	Name:	Rexford Yeisley
	Title:	Senior Vice President and Chief Financial Officer